                                                                    EXHIBIT 10.6

                             eCommercial.com, Inc.

                               CHANGE IN CONTROL
                                      and
                         EXECUTIVE RETENTION AGREEMENT

                              September 28, 1999


Thomas J. Blakeley
2923 Via San Gorgonio
San Clemente, California 92672

Dear Mr. Blakeley:

     eCommercial.com, Inc., for itself, its successors and assigns (collectively, the "Company") considers it essential to the best interests of
                    -------
its shareholders to foster the continued employment of key management personnel. As is the case with many publicly-held corporations, the Board of Directors of the Company (the "Board") recognizes that the possibility of a change in control of the Company may exist. This possibility raises a great deal of uncertainty and questions among management, and could lead to the departure or distraction of management personnel to the detriment of the Company and its stockholders. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's senior management, including you, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     In order to induce you to remain in the employ of the Company so that you may continue to exercise your special skills and knowledge on behalf of the Company, and to assist the Board of Directors in the event a change in control transaction is considered, the Company agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your employment with the Company is terminated within the meaning of this Agreement following a change in control of the Company (as "Change in Control" is defined below) during the term or any extended term of this Agreement

     This Agreement is not intended to alter materially the compensation and benefits that you could reasonably expect in the absence of a Change in Control of the Company and, accordingly, this Agreement, though taking effect upon execution hereof, will be operative only upon a Change in Control of the Company, in which event, it will supercede any then existing or operative employment agreements.

Thomas J. Blakeley
11/23/99
Page 2

1.        Term of Agreement. This Agreement shall commence on the date hereof
          -----------------
     and shall continue in effect through December 31, 2001; provided, however, that (i) commencing on January 1, 2002 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice to you that it does not wish to extend this Agreement; (ii) if a "Change in Control" of the Company occurs during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such Change in Control occurs; and (iii) the Company shall have no right to give notice that it does not wish to extend this Agreement during any period while a tender offer for the purchase of a substantial portion of the Company's common shares is outstanding or a proxy contest for the election of directors to the Board is in progress or the Company is conducting discussions or taking any other action which is reasonably likely to lead to a Change in Control, and no purported notice by the Company that it does not wish to extend this Agreement shall become effective if a Change in Control actually occurs during the period of 180 days following the delivery of such notice to you.

2.        Change in Control. No benefits shall be payable hereunder unless
          -----------------
     there shall have been a Change in Control of the Company as set forth below. For purposes of this Agreement a Change in Control of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such
      ------------
     reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities;
     (ii) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company; (iii) the business or businesses of the Company for which your services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise; or (iv) during any period of two
     (2) consecutive years during the term of this Agreement, individuals who, at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. No transaction which effects a mere reincorporation of the Company, or a transaction which reorganizes the Company, shall be considered a "Change in Control" for purposes of this Agreement.

3.        Termination After Change In Control. If any of the events described in
          -----------------------------------
     Section 2 hereof constituting a Change in Control have occurred, you shall be entitled to the benefits provided in Section 4 hereof upon the termination of your employment during the term of this

Thomas J. Blakeley
11/23/99
Page 3

     Agreement, unless such termination is because of (a) your death or disability or (b) by you other than for Good Reason.

     3.1.      Disability.  If, as a result of your incapacity due to physical
               ----------
          or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability." Termination by the Company or you of your employment based on "Retirement" shall mean termination in accordance with the Company's retirement policy at normal retirement age generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.

     3.2.      Cause.  Termination by the Company of your employment for
               -----
          "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in Subsection 3.4, by you for Good Reason) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this Subsection and specifying the particulars thereof in detail.

     3.3.      Good Reason.  You shall be entitled to terminate your employment
               -----------
          for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, any of the following:

          3.3.1. a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to a Change in Control;

          3.3.2. the transfer of your responsibilities to an office or location more than 25 miles more distant from your place of residence immediately prior to a Change in Control, or the Company requiring you to be based anywhere other than the metropolitan area in which you are based prior to a Change in Control, except for

Thomas J. Blakeley
11/23/99
Page 4

               required travel on the Company's business to an extent substantially consistent with your business travel obligations prior to the Change in Control;

          3.3.3. a reduction by the Company in your annual base salary, bonus computation, as in effect on the date hereof or as the same may be increased from time to time;

          3.3.4. the failure by the Company, without your consent, to pay to you any portion of your current compensation, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

          3.3.5. the failure by the Company to continue in effect any compensation plan in which you participate, unless an equitable and substantially equivalent arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;

          3.3.6. the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's pension, retirement, savings, deferred compensation, auto allowance, life insurance, medical, health and accident, or disability plans (whether or not qualified under the Internal Revenue Code) in which you were participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the Change in Control, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

          3.3.7. the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 --hereof, or

          3.3.8. any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 3.4 below (and, if applicable, the requirements of Subsection 3.2 above); for purposes of this Agreement, no such purported termination shall be effective.

          Your right to terminate your employment pursuant to this Subsection
3.3 shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

Thomas J. Blakeley
11/23/99
Page 5


     3.4.      Notice of Termination.  Any purported termination of your
               ---------------------
          employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with
          Section 6 hereof for purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

     3.5.      Date of Termination.  "Date of Termination" shall mean (A) if
               -------------------
          your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), and (B) if your employment is terminated pursuant to Subsection 3.2 or 3.4 above or for any reason other than Disability, the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection (ii) above shall not be less than thirty (30) days, and in the case of a termination pursuant to Subsection (iii) above shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, pension, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

4.        Compensation Following Termination. Following a Change in Control, as
          ----------------------------------
     defined by Section 2, upon termination of your employment or during a period of disability you shall be entitled to the following benefits:

     4.1. During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's short-term and long-

Mr. Thomas J. Blakeley
11/23/99
Page 6

          term disability insurance program or other plan during such period, until this Agreement is terminated pursuant to Section 3 hereof. Thereafter, your benefits shall be determined in accordance with the Company's insurance and retirement programs then in effect.

     4.2. If your employment shall be terminated by the Company for cause or by you other than for Good Reason, Disability, Death or Retirement, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

     4.3. If your employment shall be terminated by the Company or by you for Retirement, or by reason of your Death, your benefits shall be determined in accordance with the Company's retirement and insurance programs then in effect.

     4.4. If your employment shall be terminated (a) by the Company other than for Cause, Retirement or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

          4.4.1. The Company shall pay you your full base salary through your Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due except as otherwise provided below;

          4.4.2. In lieu of any further salary payments to you for periods subsequent to your Date of Termination, the Company shall pay as severance pay to you a lump sum severance payment (the "Severance Payment") equal to two (2) times the sum of (x) your annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof, and (y) the amount of any bonus paid to you during the 12 calendar months preceding the occurrence of the circumstance which provided the reason for the Notice of Termination given in respect thereof or, if no bonus was paid the prior fiscal year because you were hired within the previous sixteen months, an amount equal to your stated bonus opportunity for the current fiscal year. In addition, the Company shall pay your current auto allowance for a 36-month period.

          4.4.3. Effective upon your Date of Termination you shall become vested with all unvested benefits which you have then accrued under any stock option, retirement or deferred compensation plan, program or agreement of the Company in which you participate, payable subject to the same actuarial and interest factors applicable and in accordance with the options available and selected by you under such plans or programs.

          4.4.4. For a thirty-six (36) month period after such termination, the Company shall arrange to provide you and any of your dependents with life, disability,

Mr. Thomas J. Blakeley
11/23/99
Page 7

               accident and health insurance benefits substantially similar to those which you and any of your dependents were receiving from the Company immediately prior to the Notice of Termination (however, you must make the required "employee contribution payments," if any, to the Company on a monthly basis in the same amount as before the Date of Termination or, in the case of termination for Good Reason under paragraph 3.3 of this Agreement, immediately prior to the reduction of benefits.

          4.4.5. The Company shall also pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement), except to the extent that the payment of such fees and expenses would constitute, or would cause any other portion of the Total Payments to constitute, an Excess Parachute Payment as defined below.

          4.4.6.    Reduction For Excess Parachute Payments. In the event that
                    ---------------------------------------
               any payment or benefit received or to be received by you in connection with a Change in Control or the termination of your employment following a Change in Control (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, with any person whose actions result in a Change in Control or any person affiliated with the Company or such person (collectively with the Severance Payment, "Total Payments") would constitute (in whole or in part) an Excess Parachute Payment, the Severance Payment shall be reduced until no portion of the Total Payments shall constitute an Excess Parachute Payment.

               4.4.6.1.       Within six (6) days following delivery of written
                    notice by the Company to you of the Company's belief that there is a payment due or benefit due which will result in an excess parachute payment as defined in Section 280G of the Code or any successor provision, the Company and you, at the Company's expense, shall obtain the opinion of legal counsel and certified public accountants, as the Company and you may mutually agree upon, which opinions need not be unqualified, which sets forth (i) the amount of your Base Period Income, as defined in Section 280G of the Code, (ii) the present value of Total Payments, and (iii) the amount and present value of any excess parachute payments.

               4.4.6.2.       In the event such opinions determine that there
                    would be an excess parachute payment, the Termination Payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be reduced or eliminated in the following order: (i) by the amount of any options to purchase shares of the Company's capital stock which have had their vesting rights accelerated hereunder, and then (ii) by the amount of any cash received hereunder, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment.

Mr. Thomas J. Blakeley
11/23/99
Page 8

               4.4.6.3.       The provisions of this Section, including the
                    calculations, notices, and opinions provided for herein shall be based upon the conclusive presumption that (X) the compensation and benefits provided herein and (Y) any other compensation, including but not limited to any accrued benefits, earned by you prior to the Change in Control of the Company pursuant to the Company's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change in Control of the Company, is reasonable, provided, however, that in the event such legal counsel so requests in connection with the Section 280G opinion required by this Section, the Company and you shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by you.

               4.4.6.4.       For purposes of this limitation (i) no portion of
                    the Total Payments, the receipt or enjoyment of which you shall have effectively waived in writing prior to the date of payment of the Severance Payment shall be taken into account; and (ii) no portion of the Total Payments shall be taken into account which in the opinion of the tax counsel selected by the Company and acceptable to you does not constitute a "parachute payment" within the meaning of section 28OG(b)(2) of the Code

               4.4.6.5.       In the event that the provisions of Sections 280G
                    and 4999 of the Code or any successor provision are repealed without succession this Section shall be of no further force or effect.

          4.4.7. The payment provided for in Section 4.4.2 above shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amount of such payments, and the limitation on such payments set forth in
               Section 4.4.6 above, cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event not later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274 (b)
               (2)(B) of the Code).

          4.4.8. The Company shall, if requested by you within six (6) months following the Date of Termination, pay for senior executive outplacement services.

Mr. Thomas J. Blakeley
11/23/99
Page 9

     4.5. You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owing by you to the Company or otherwise.

5.        Successors; Binding Agreement.
          -----------------------------

     5.1. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree in writing to perform this Agreement. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall require the Company to pay to you compensation from the Company in the same amount and on the same terms as you would be entitled hereunder following a Change in Control of the Company coupled with a Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date on which you shall receive such compensation from the Company. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     5.2. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisee and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devises, legatee or other designee or, if there is no such designee to your estate.

6.        Notice.  For purposes of this Agreement, notices and all other
          ------
     communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon receipt.

7.        Miscellaneous.  No provision of this Agreement may be modified,
          -------------
     waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior

Mr. Thomas J. Blakeley
11/23/99
Page 10

     or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

8.        Validity.  The invalidity or unenforceability of any provision of this
          --------
     Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.        Counterparts.  This Agreement may be executed in several
          ------------
     counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

10.       Entire Agreement. This Agreement constitutes the entire agreement of
          ----------------
     the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings relating to the subject matter hereof.

11.       Headings.  The headings of the Articles and Paragraphs of this
          --------
     Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

12.       Severability.  The provisions of this Agreement are severable.  The
          ------------
     invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions with provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

13.       Attorneys' Fees.  In the event any party to this Agreement initiates
          ---------------
     any action, suit, motion, application, arbitration or other proceeding which concerns the interpretation or enforcement of this Agreement, the prevailing party in such action, suit, motion, application, arbitration or other proceeding, or judgment creditor, shall be entitled to recover its costs and attorneys' fees from the nonprevailing party or judgment debtor, including costs and fees on appeal, if any.

14.       Arbitration. Any dispute or controversy arising under or in connection
          -----------
     with this Agreement shall be settled exclusively by arbitration in Orange
                                  ----------------------------------
     County, California in accordance with the rules of the American Arbitration Association then in effect, Discovery shall be allowed and shall be governed under the discovery rules of the California Code of Civil Procedure.

     14.1. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance

Mr. Thomas J. Blakeley
11/23/99
Page 11

          of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                  Sincerely,


                                  eCommercial.com
                                  a Nevada Corporation


                                  By:_______________________________________
                                       Its:_________________________________


AGREED TO THIS ________
day of _______________, 1999

_________________________________
(Signature)


_________________________________
(Print Name)


Approved by the Board of Directors of eCommercial.com on _______________, 1999.